UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 20, 2015, Macquarie Infrastructure Company LLC (the “Company”) held its annual meeting of shareholders. A brief description follows of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter. Of the total 77,412,113 LLC interests outstanding as of the record date of March 25, 2015 that were entitled to vote, 68,865,384 LLC interests were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Directors: The Company’s shareholders voted to elect the following individuals as directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Norman H. Brown, Jr.	57,718,306	230,189	10,916,889
George W. Carmany, III	57,699,998	248,497	10,916,889
H.E. (Jack) Lentz	57,698,280	250,215	10,916,889
Ouma Sananikone	57,751,964	196,531	10,916,889
William H. Webb	57,701,115	247,380	10,916,889

Proposal 2 – Ratification of Selection of Independent Auditor The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015 with the votes shown:

Votes For	Votes Against	Abstentions
68,624,299	187,282	53,803

Proposal 3 – Advisory Resolution on Executive Compensation   The Company’s shareholders approved, on an advisory basis, executive compensation with the votes shown.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,646,698	1,584,311	717,486	10,916,889

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2015

MACQUARIE INFRASTRUCTURE
COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title Chief Executive Officer